UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2025

BioScience Health Innovations, Inc.

(Exact name of the registrant as specified in its charter)

Nevada	333-234487	98-1498782
(State or other jurisdiction of	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2722 S West Temple
Salt Lake City, UT 84115

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (801) 949-0791

NOWTRANSIT INC.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On February 21, 2025, Nowtransit, Inc. (the “Company”) amended its Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a change of the Company’s name from “Nowtransit, Inc.” to “BioScience Health Innovations, Inc.” (the “Name Change”). The Name Change became effective on February 21, 2025.

The Board of Directors of the Company (the “Board”) approved the Name Change pursuant to NVS Section 78.380 of the General Corporation Law of the State of Nevada. The Name Change does not affect the rights of the Company’s stockholders, and there were no other changes to the Certificate of Incorporation. A copy of the certificate of amendment to the Restated Certificate of Incorporation filed with the Secretary of State of the State of Nevada to affect the Name Change is filed as Exhibit 3.1 and incorporated herein by reference.

In connection with the Name Change, the Board also approved an amendment and restatement of the Company’s Amended and Restated Bylaws solely to reflect the Name Change (as amended and restated, the “Amended and Restated Bylaws”) effective as of February 21, 2025. A copy of the Amended and Restated Bylaws is filed as Exhibit 3.2 and incorporated herein by reference.

(d) Exhibits.

		Incorporated by Reference			Filed or Furnished
Exhibit Number	Exhibit Description	Form	Date	Number	Herewith

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation
3.2	Amended and Restated Bylaws of BioScience Health Innovations, Inc
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioScience Health Innovations, Inc

March 14, 2025	By:	/s/ Darren Lopez
Darren Lopez,
Chief Executive Officer

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